EXHIBIT 99.1

                                                          MICROTEK
                                                          MEDICAL HOLDINGS, INC.
FOR IMMEDIATE RELEASE

                 MICROTEK MEDICAL HOLDINGS ANTICIPATES REPORTING
           FIRST QUARTER 2004 REVENUES OF APPROXIMATELY $28.8 MILLION,
                   AN INCREASE OF 25% OVER PRIOR YEAR QUARTER

            SCHEDULES QUARTERLY EARNINGS RELEASE AND CONFERENCE CALL

COLUMBUS, MS, April 5, 2004 - Microtek Medical Holdings, Inc. (Nasdaq: MTMD) announced today that it expects to report net revenues for the quarter ended March 31, 2004 of approximately $28.8 million. The anticipated net revenues for the first quarter of 2004 represent increases of approximately $5.8 million, or 25 percent, and approximately $2.3 million, or 9 percent, over the first quarter of 2003 and the fourth quarter of 2003, respectively. Included in the Company's anticipated revenues for the first quarter of 2004 are revenues of approximately $2.2 million from the Plasco division that was acquired in November 2003.

The Company reiterated its guidance for the full year of 2004 which includes revenues in the range of $115 million to $120 million, an increase in income from operations in 2004 of more than 30 percent over 2003, and earnings in the range of $0.19 to $0.22 per diluted share.

The Company has not yet completed its accounting for the first quarter of 2004. The Company's expectations about what it will report for revenues for the first quarter of 2004 are tentative pending the completion of such accounting.

CONFERENCE CALL
The Company's results of operations for the quarter ended March 31, 2004 are scheduled to be released on Monday, May 10, 2004. A conference call will be conducted by Dan R. Lee, President and CEO, and Jerry Wilson, CFO, at 4:30 p.m. Eastern Time on May 10, 2004, and will be accessible to the public by calling 1-877-407-9210, Reference: Microtek Medical. International callers dial 1-201-689-8049. Callers should dial in approximately 10 minutes before the call begins.

To access the live broadcast of the call over the Internet, log on to: www.MicrotekMed.com

A conference call replay will be available through 11:59 p.m. Eastern Time on May 17, 2004 and can be accessed by calling 1-877-660-6853 or (international) 1-201-612-7415; for both reference conference call account #1628, Conference ID #100770.

ACTUAL RESULTS COULD DIFFER FROM FORWARD-LOOKING STATEMENTS: This Press Release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include the Company's forecasted revenues, forecasted increase in income from operations and forecasted earnings per diluted share for 2004. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ from those referred to in such statements. These risks include, without limitation, those identified in Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, including, without limitation, the risks described in Risk Factors under the captions "-Reliance upon Microtek", "-History of Net Losses", "-Competition", "-Product Liability", "-Stock Price Volatility", "-Dependence on Key Personnel", "-Anti-takeover Provisions", "-Low Barriers to Entry for Competitive Products", "-Potential Erosion of Profit Margins", "-Risks of Completing Acquisitions", "-Risks of Successfully Integrating Acquisitions", "-Small Sales and Marketing Force", "-Reliance upon Distributors", "-Reliance upon Large Customers", "-Microtek Regulatory Risks", "-Risks of Obsolescence", "-Reduced OREX Market

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Potential",  "-OREX  Commercialization  Risks",  "-OREX Manufacturing and Supply
Risks", "-Risks Affecting Protection of Technology", "-Risks of Technological Obsolescence" and "-OTI Regulatory Risks". We do not undertake to update our forward-looking statements to reflect future events or circumstances.

ABOUT MICROTEK: The Company, a market leader in the healthcare industry, develops, manufactures and sells infection control products, fluid control products and safety products to healthcare professionals for use in environments such as operating rooms and outpatient surgical centers.

FOR MORE INFORMATION, PLEASE CALL (800) 476-5973
Dan R. Lee, President & CEO
Jerry Wilson, CFO
John Mills, Investor Relations
Investorrelations@microtekmed.com